As filed with the Securities and Exchange Commission on March 17, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Adamas Pharmaceuticals, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	42-1560076
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

1900 Powell Street, Suite 750

Emeryville, CA 94608

(510) 450-3500

(Address of principal executive offices) (Zip code)

Adamas Pharmaceuticals, Inc. 2014 Equity Incentive Plan

Adamas Pharmaceuticals, Inc. 2014 Employee Stock Purchase Plan

Adamas Pharmaceuticals, Inc. 2016 Inducement Plan

(Full title of the plan)

Gregory T. Went, Ph.D.

Chief Executive Officer and Chairman of the Board of Directors

Adamas Pharmaceuticals, Inc.

1900 Powell Street, Suite 750

Emeryville, CA 94608

(510) 450-3500

(Name and address of agent for service) (Telephone number, including area code, of agent for service)

Copies to:

Robert L. Jones

Kenneth L. Guernsey

Danielle E. Naftulin

Cooley LLP

3175 Hanover Street

Palo Alto, CA 94304

(650) 843-5000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)		Proposed Maximum Offering Price per Share(3)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.001 per share
– 2014 Equity Incentive Plan	739,708	(2)	$13.98	$10,341,118	$1,041
– 2014 Employee Stock Purchase Plan	184,927	(2)	$13.98	$2,585,279	$260
– 2016 Inducement Plan	450,000		$13.98	$6,291,000	$634
Total	1,374,635			$19,217,397	$1,935

(1)                      Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of common stock of Adamas Pharmaceuticals, Inc. (the “Registrant”) that become issuable under the 2014 Equity Incentive Plan (the “2014 EIP”), the 2014 Employee Stock Purchase Plan ( the “2014 ESPP”) and the 2016 Inducement Plan (the “2016 Plan) set forth herein by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected that results in an increase to the number of outstanding shares of the Registrant’s common stock.

(2)                      Represents additional shares of the Registrant’s common stock reserved for future issuance under the 2014 EIP and 2014 ESPP by reason of the automatic increase provision of the 2014 EIP and 2014 ESPP.

(3)                      Estimated in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee on the basis of $13.98, the average of the high and low prices of the Registrant’s common stock as reported on The NASDAQ Global Market on March 11, 2016.

EXPLANATORY NOTE

Adamas Pharmaceuticals, Inc. (the “Registrant”) is filing this Registration Statement on Form S-8 for the purpose of registering (a)  an additional 924,635 shares of its common stock, par value $0.001 per share (the “Common Stock”), issuable to eligible persons under the 2014 EIP and 2014 ESPP, which Common Stock is in addition to the shares of Common Stock registered on the Registrant’s Form S-8 filed on March 3, 2015 (File No. 333-202467) and April 18, 2014 (File No. 333-195384) (collectively, the “Prior Form S-8s”) and (b) 450,000 shares of Common Stock issuable to eligible persons under the 2016 Plan.

Pursuant to General Instruction E to Form S-8, the contents of the Prior Form S-8s are incorporated herein by reference and made a part hereof.

ITEM 8.                EXHIBITS

Exhibit Number	Description

4.1(1)	Amended and Restated Certificate of Incorporation of Adamas Pharmaceuticals, Inc.

4.2(2)	Amended and Restated Bylaws of Adamas Pharmaceuticals, Inc.

4.3(3)	Form of Common Stock Certificate of Adamas Pharmaceuticals, Inc.

5.1	Opinion of Cooley LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Cooley LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page of this Form S-8).

99.1(4)	Adamas Pharmaceuticals, Inc. 2014 Equity Incentive Plan.

99.2(5)	Form of Stock Option Grant Notice and Option Agreement under the Adamas Pharmaceuticals, Inc. 2014 Equity Incentive Plan.

99.3(6)	Form of Restricted Stock Unit Agreement and Grant Notice under the Adamas Pharmaceuticals, Inc. 2014 Equity Incentive Plan.

99.4(7)	Adamas Pharmaceuticals, Inc. 2014 Employee Stock Purchase Plan.

99.5	Adamas Pharmaceuticals, Inc. 2016 Inducement Plan.

99.6	Form of Restricted Stock Unit Grant Notice and Award Agreement under the Adamas Pharmaceuticals, Inc. 2016 Inducement Plan.

99.7	Form of Stock Option Grant Notice and Option Agreement under the Adamas Pharmaceuticals, Inc. 2016 Inducement Plan.

(1)                     Filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on April 15, 2014, and incorporated by reference herein.

(2)                     Filed as Exhibit 3.2 to the Registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on April 15, 2014, and incorporated by reference herein.

(3)                     Filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-194342), filed with the Securities and Exchange Commission on March 26, 2014, and incorporated by reference herein.

(4)                     Filed as Exhibit 10.3 to Registrant’s Registration Statement on Form S-1 (File No. 333-194342), filed with the Securities and Exchange Commission on April 7, 2014, and incorporated herein by reference.

(5)                     Filed as Exhibit 10.24 to Registrant’s Quarterly Report on Form 10-Q (File No. 333-36399), filed with the Securities and Exchange Commission on August 11, 2015, and incorporated herein by reference.

(6)                     Filed as Exhibit 10.24 to Registrant’s Registration Statement on Form 10-K (File No. 333-36399), filed with the Securities and Exchange Commission on February 23, 2016, and incorporated herein by reference.

(7)                     Filed as Exhibit 10.4 to Registrant’s Registration Statement on Form S-1 (File No. 333-194342), filed with the Securities and Exchange Commission on March 26, 2014, and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Emeryville, State of California, on March 17, 2016.

ADAMAS PHARMACEUTICALS, INC.

By:	/s/ GREGORY T. WENT
Gregory T. Went, Ph.D.
Chief Executive Officer and Chairman

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gregory T. Went and William J. Dawson, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ GREGORY T. WENT	Chief Executive Officer and Chairman	March 17, 2016
Gregory T. Went, Ph.D.	(Principal Executive Officer)

/s/ WILLIAM J. DAWSON	Chief Financial Officer	March 17, 2016
William J. Dawson	(Principal Financial and Accounting Officer)

/s/ RICHARD BOOTH	Director	March 17, 2016
Richard Booth

/s/ MARTHA J. DEMSKI	Director	March 17, 2016
Martha J. Demski

/s/ WILLIAM ERICSON	Director	March 17, 2016
William Ericson

/s/ SARA GROOTWASSINK LEWIS	Director	March 17, 2016
Sara Grootwassink Lewis

/s/ IVAN LIEBERBURG	Director	March 17, 2016
Ivan Lieberburg, M.D., Ph.D.

/s/ DAVID L. MAHONEY	Director	March 17, 2016
David L. Mahoney

/s/ JOHN MACPHEE	Director	March 17, 2016
John MacPhee

EXHIBIT INDEX

Exhibit Number	Description

4.1(1)	Amended and Restated Certificate of Incorporation of Adamas Pharmaceuticals, Inc.

4.2(2)	Amended and Restated Bylaws of Adamas Pharmaceuticals, Inc.

4.3(3)	Form of Common Stock Certificate of Adamas Pharmaceuticals, Inc.

5.1	Opinion of Cooley LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Cooley LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page of this Form S-8).

99.1(4)	Adamas Pharmaceuticals, Inc. 2014 Equity Incentive Plan.

99.2(5)	Form of Stock Option Grant Notice and Option Agreement under the Adamas Pharmaceuticals, Inc. 2014 Equity Incentive Plan.

99.3(6)	Form of Restricted Stock Unit Agreement and Grant Notice under the Adamas Pharmaceuticals, Inc. 2014 Equity Incentive Plan.

99.4(7)	Adamas Pharmaceuticals, Inc. 2014 Employee Stock Purchase Plan.

99.5	Adamas Pharmaceuticals, Inc. 2016 Inducement Plan.

99.6	Form of Restricted Stock Unit Grant Notice and Award Agreement under the Adamas Pharmaceuticals, Inc. 2016 Inducement Plan.

99.7	Form of Stock Option Grant Notice and Option Agreement under the Adamas Pharmaceuticals, Inc. 2016 Inducement Plan.

(1)                     Filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on April 15, 2014, and incorporated by reference herein.

(2)                     Filed as Exhibit 3.2 to the Registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on April 15, 2014, and incorporated by reference herein.

(3)                     Filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-194342), filed with the Securities and Exchange Commission on March 26, 2014, and incorporated by reference herein.

(4)                     Filed as Exhibit 10.3 to Registrant’s Registration Statement on Form S-1 (File No. 333-194342), filed with the Securities and Exchange Commission on April 7, 2014, and incorporated herein by reference.

(5)                     Filed as Exhibit 10.24 to Registrant’s Quarterly Report on Form 10-Q (File No. 333-36399), filed with the Securities and Exchange Commission on August 11, 2015, and incorporated herein by reference.

(6)                     Filed as Exhibit 10.24 to Registrant’s Registration Statement on Form 10-K (File No. 333-36399), filed with the Securities and Exchange Commission on February 23, 2016, and incorporated herein by reference.

(7)                     Filed as Exhibit 10.4 to Registrant’s Registration Statement on Form S-1 (File No. 333-194342), filed with the Securities and Exchange Commission on March 26, 2014, and incorporated herein by reference.